EXHIBIT 10.17

                        STOCK PURCHASE AND SALE AGREEMENT
                        ---------------------------------


          THIS STOCK PURCHASE AND SALE AGREEMENT, dated as of June 30, 2002, is by and between PERFORMANCE HOLDINGS, INC., a Delaware corporation currently having an address at 2245 Keller Way, Carrollton, Texas 75006 (the "Purchaser"), and SPAR INCENTIVE MARKETING, INC., a Delaware corporation currently having an address at 580 White Plains Road, Tarrytown, New York 10591 (the "Seller").

                                    RECITALS
                                    --------

          SPAR PERFORMANCE GROUP, INC., a Delaware corporation currently having an address at 2245 Keller Way, Carrollton, Texas 75006 ("SPG"), is a wholly owned subsidiary of the Seller and is currently engaged in the business of incentive merchandising services, including program design, communications (including communications via telephone, internet, etc.), merchandise fulfillment (which includes providing retail certificates, debit or cash cards or merchandise as rewards in incentive programs), travel fulfillment (which provides travel as rewards in incentive programs) and travel, travel related and meeting registration services, including registration via telephone, internet, etc., but excluding the SPAR eTraining Business as hereinafter defined (collectively, the "SPG Business"). The Texas based management of SPG has formed the Purchaser in order to buy from the Seller all of the common stock issued by SPG (the "SPG Stock"), and following such purchase intends to cause all of the stock of the Purchaser to be held by an employee stock benefit plan created for the benefit of the employees of the Purchaser and SPG (referred to as the ESOP Plan below). To enable such transaction, the Seller has agreed to finance such purchase pursuant to the Term Loan Agreement (as hereinafter defined). Accordingly, the Seller has agreed to sell all of its SPG Stock to the Purchaser, and the Purchaser has agreed to buy the SPG Stock and refrain from engaging in any aspect of the SPAR Business (as hereinafter defined), all upon the terms and provisions and subject to the conditions hereinafter set forth.

                                    AGREEMENT
                                    ---------

          In consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration (the receipt and adequacy of which is hereby acknowledged by the Purchaser), the parties hereto hereby agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION
                         ------------------------------

          Section 1.01. Certain Defined Terms. As used in this Agreement, the following capitalized terms and non-capitalized words and phrases shall have the meanings respectively assigned to them below:

          "Affiliate" of a referenced Person shall mean (a) any other Person controlling, controlled by or under common control with such referenced Person,
(b) any other Person beneficially owning or controlling ten percent (10%) or more of the outstanding voting securities or rights or of the interest in the capital, distributions or profits of the referenced Person, provided that the Seller shall not under any circumstance be deemed an Affiliate of the Purchaser or any of its subsidiaries as a result of any securities pledge or otherwise,
(c) any other Person operating the business or substantially all of the property of the referenced Person, or vice versa, or (d) any director or officer if the referenced Person is a corporation, any manager, general partner or member if the referenced person is a partnership, limited liability company or joint venture, or any other similar executive in the referenced Person or such other Person. If the referenced Person in clause (a) or (b) of this definition is an individual, then the term "Affiliate" also shall include members of the immediate family (including parents, spouse and children) of such individual and any "Affiliate" of one or more of those family members. The terms "control", "controlling", "controlled" and the like shall mean the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person or the disposition of its assets or properties, whether through ownership, by contract, arrangement or understanding, or otherwise.

          "Agreement" shall mean this Stock Purchase and Sale Agreement, together with all schedules and exhibits hereto, as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein.

          "Applicable Law" shall mean any applicable law, including (without limitation) any: (a) federal, state, territorial, county, municipal or other governmental or quasi-governmental law, statute, ordinance, rule, regulation, requirement or use or disposal classification or restriction, whether domestic


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or   foreign;   (b)   judicial,   administrative   or  other   governmental   or
quasi-governmental   order,   injunction,   writ,  judgment,   decree,   ruling,
interpretation, finding or other directive, whether domestic or foreign; (c) common law or other legal or quasi-legal precedent; (d) arbitrator's, mediator's or referee's decision, finding, award or recommendation; or (e) charter, rule, regulation or other organizational or governance document of any national securities exchange or market or other self-regulatory or governing body or organization.

          "Authority" shall mean any governmental or quasi-governmental authority, including (without limitation) any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, board, branch, bureau, commission, court, department or other instrumentality or political unit or subdivision, whether domestic or foreign, or any national securities exchange or market or other self-regulatory or governing body or organization.

          "Bankruptcy Proceeding" shall have the meaning assigned to it in the Term Loan Agreement.

          "Books and Records", "Books" and "Records" each shall mean all of the referenced Person's books and records, including (without limitation) any and all (i) corporate, partnership or limited liability company books and minutes or other records of proceedings, stock, partner or membership books and transfer ledgers, (ii) other instruments, indentures, agreements, charters, by-laws, certificates or other documents or statutory equivalents respecting the referenced Person or its organization, governance or operation, (iii) financial books, ledgers, bills and other invoices, canceled checks and check registers, and other receipt, disbursement or financial records and data, (iv) customer and vendor lists, rent rolls, and computer and other data bases, (v) bills of sale, contracts, invoices, and other evidence of sales, leases or other dispositions and purchases, leases or other acquisitions, (vi) tax returns, registrations, reports and other filings with Authorities, (vii) leases, contracts and other agreements, (viii) insurance policies, (ix) correspondence, memoranda, notes, files and folders, and (x) other documents, papers, data and other collections of information; in each case whether on paper, film or other tangible copy, stored on disc or tape, in computer memory or other electronic storage or in some other storage medium, whether transmitted or received by email, internet or other transmission method or medium, and whether or not in the possession of such Person or a third party service provider, and as each has been and hereafter may be supplemented, renewed, extended, modified, amended, restated or replaced from time to time, and in each case whether now existing or hereafter acquired, created, executed, modified or otherwise existing (including, without limitation, during the pendency of any Bankruptcy Proceeding).

          "Business Day" shall mean any day during which the Senior Lender is open for business in New York, New York, other than any Saturday, Sunday or other applicable legal holiday.

          "Cash Purchase Price" shall have the meaning assigned to it in Section
2.05 hereof.

          "Closing Date" shall mean June 30, 2002.

          "Continuing Liability" and "Continuing Liabilities" shall have the meanings respectively assigned to them in Section 2.03 hereof.

          "Conveyance   Instruments"  shall  mean  the  deeds,  bills  of  sale,
assignments and other documents required by Section 2.08 hereof.

          "ESOP Plan" shall mean the Performance Holdings, Inc. Employee Stock Ownership Plan established pursuant to the ESOP Plan Declaration.

          "ESOP Plan Declaration" shall mean the document entitled Performance Holdings, Inc. Employee Stock Ownership Plan dated as of July 1, 2002, together with all schedules and exhibits thereto, as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

          "ESOP Related Document" and "ESOP Related Documents" shall respectively mean any one or more of the ESOP Plan Declaration, the ESOP Trust Agreement, the ESOP Trustee Indemnity Agreement and the ESOP Trustee Retention Agreement, and the various assignments, agreements, instruments and other documents executed by the requisite Person(s) pursuant to or in connection with any of the foregoing and accepted or delivered by the ESOP Trustee or Purchaser, as applicable (whether prior to, on or from time to time after the Closing
Date), and any and all waivers, consents, agreements, reports, statements, certificates, schedules and other documents executed by the requisite Person(s) pursuant to or in connection with any of the foregoing and accepted or delivered by the ESOP Trustee or Purchaser, as



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

applicable (whether prior to, on or from time to time after the Closing Date), as each may have been and hereafter may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

          "ESOP Trust" shall mean the Performance Holdings, Inc. Employee Stock Ownership Trust (under which the ESOP Trustee is the trustee) established pursuant to the ESOP Plan Declaration and the ESOP Trust Agreement.

          "ESOP Trust Agreement" shall mean the Trust Agreement between the Purchaser and the ESOP Trustee dated as of July 1, 2002, together with all schedules and exhibits thereto, as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

          "ESOP Trustee" shall mean GREATBANC TRUST COMPANY, and its successors, permitted assigns and legal Representatives, not in its corporate capacity, but in its capacity as trustee under the ESOP Trust. [NEED ASSIGNMENT AND ASSUMPTION OF TRUSTEESHIP BETWEEN HSBC AND GREAT BANK]

          "ESOP Trustee Indemnity Agreement" shall mean the Indemnification Agreement between SPG and the ESOP Trustee dated as of July 1, 2002, together with all schedules and exhibits thereto, as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

          "ESOP Trustee Retention Agreement" shall mean the retention letter agreement between SPG and the ESOP Trustee dated as of July 1, 2002, together with all schedules and exhibits thereto, as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

          "event" shall include (without limitation) any event, occurrence, circumstance, condition or state of facts.

          "Excluded Asset" and "Excluded Assets" shall have the meanings respectively assigned to them in Section 2.02 hereof.

          "Excluded  Liability"  and  "Excluded   Liabilities"  shall  have  the
meanings respectively assigned to them in Section 2.04 hereof.

          "hereunder", "herein", "hereof" and other words and phrases of like import shall refer to each and every term and provision of this Agreement.

          "Lien" and "Liens" shall respectively refer to any one or more of the following to which the referenced or relevant Person is a party or by which the referenced or relevant Person, any of its assets or properties or any other referenced assets or properties may be bound or subject: (a) any assignment, pledge, mortgage, hypothecation or security interest (irrespective of whether the referenced Person is personally obligated with respect to any obligation thereby secured); (b) any filed financing statement (other than as secured party); (c) any consignment, finance lease, conditional sale contract or other title retention agreement; (d) any assignment, pledge or other transfer, restriction or encumbrance of any right to receive any income or other distributions or proceeds; (e) any sale/leaseback transaction in which the referenced Person is the seller/lessee; (f) any lien, charge, claim or other encumbrance arising under any Applicable Law, whether in favor of an Authority or otherwise, including (without limitation) liens for taxes, assessments and other governmental charges and liens of mechanics, carriers, warehouses, suppliers and laborers; (g) any restrictive covenant, lease, license, right of use, possession or first refusal, infringement, community property or other joint ownership interest, limitation or restriction on use or transfer, exception to title, or other limitation or restriction on the extent, exercise or enforcement of any right or interest respecting any asset or property; (h) with respect to any Real Estate, any easement, right-of-way, servitude, encroachment, restrictive covenant, reservation, or other exception to title;
(i) any counterclaim, setoff, right of recoupment, abatement, reduction, community property right or other claim or determination, including (without limitation) any right of set off or other claim against assets in the possession of the claimant (whether or not intended as collateral); (j) any other lien, encumbrance or adverse right or claim of any nature in, to or against any asset or property, or (k) any covenant or agreement with any other Person to a "Negative Pledge" (i.e., that the referenced or relevant Person will not (A) do or permit any one or more of the things specified in the preceding clauses of this definition or (B) sell, lease, sublease, transfer, exchange, abandon or otherwise dispose of, surrender management, physical possession or control of, physically alter or relocate all or any portion of its assets or properties).



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          "Loan" and "Loans"  shall have the meanings  respectively  assigned to them in the Term Loan Agreement.

          "Loss" and "Losses" shall respectively mean each and every loss, damage, injury, harm, detriment, decline in value, lost opportunity, liability, exposure, claim, demand, action, suit, investigation, proceeding, settlement, judgment, award, fine, penalty, tax, fee, charge, cost or expense (including any disbursement, expense or reasonable fee or other reasonable amount paid to any attorney or other professional advisor and any costs of investigation).

          "Material Adverse Effect" shall mean: (a) in the case of the Seller, any material and adverse effect, whether individually or in the aggregate, (i) upon the assets and properties, business and financial condition of the Seller and (as the same are known to the Seller) SPG that would be material to the Seller and SPG taken as a whole, other than as would be reasonably likely to result from the events specified in Schedule 1.01MAE hereto, or (ii) the ability of the Seller to sell the SPG Stock to the Purchaser as and when required hereunder; and (b) in the case of the Purchaser, any material and adverse effect, whether individually or in the aggregate, (i) upon the assets and properties, business and financial condition of the Purchaser that would be material to the Purchaser, or (ii) the ability of the Purchaser to purchase the SPG Stock from the Seller as and when required hereunder.

          "Material Document" shall mean any instrument, indenture, agreement, document, arrangement or other obligation that: (a) in the case of the Seller, are material to the Seller and SPG taken as a whole and either (i) to which the Seller is a party; or (ii) by which the Seller or SPG Stock is bound or subject; and (b) in the case of the Purchaser, are material to the Purchaser and either
(i) to which the Purchaser is a party; or (ii) by which the Purchaser is bound or subject; in each case as each may have been supplemented, modified, amended, restated or replaced from time to time.

          "Organizational Document" shall mean any articles or certificate of incorporation, charter, by-laws, limited liability company certificate or agreement, partnership certificate or agreement, or other instrument, agreement or document or any statutory equivalent in whole or in part respecting the organization, governance, power or authority of the referenced Person, or of any direct or indirect general partner, manager, trustee or similar principal of the referenced Person that is not a natural Person, as applicable, including (without limitation) (i) the Certificate of Incorporation or By-Laws of the referenced Person; (ii) any resolution with continuing effect adopted by the Board of Directors, the management or other applicable committee of directors, the managers, or the shareholders or members of a referenced Person, or of any direct or indirect general partner, manager, trustee or similar principal of the referenced Person, that is a corporation, limited liability company or similar entity, or (iii) any agreement, trust or arrangement among any of its equity holders respecting the securities issued by or any of the beneficiaries of the referenced Person, or of any direct or indirect general partner, manager, trustee or similar principal of the referenced Person, that is not a natural Person; in each case as and when executed, adopted, filed or otherwise effectuated (as applicable) from time to time (whether before, as of or after the date hereof), and irrespective of whether reduced to writing, and as each has been and hereafter may be supplemented, renewed, extended, modified, amended, restated or replaced from time to time.

          "Party" and "Parties" shall respectively mean any one or more of the Purchaser or Seller and to the extent of their limited agreements and obligations hereunder, SPG and SGRP.

          "Person" shall include (without limitation) any manner of association, business trust, company, corporation, estate, governmental or other Authority, group (including one under Section 13(d)(3) of the Securities Exchange Act), joint venture, limited liability company, natural Person (i.e., human being), partnership, syndicate, trust or other entity.

          "Purchase Document" and "Purchase Documents" shall respectively mean any one or more of this Agreement, the Conveyance Instruments, the various other assignments, instruments and other documents creating or evidencing the sale, assignment or other transfer or delivery of any asset of SPG or assumption of any Continuing Liability, the SPAR Confidentiality Agreement, the Trademark Agreement, the SPAR eTraining Agreement, the Transitional Services Agreement, and all other agreements and documents and all waivers, consents, reports, statements, certificates and schedules executed by the requisite Person(s) pursuant to or in connection with any of the foregoing and accepted or delivered by the Purchaser (whether prior to, on or from time to time after the Closing
Date), as each may be supplemented, modified, amended or restated from time to time in the manner provided therein.

          "Purchase Price shall have the meaning assigned to it in Section 2.05 hereof.



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          "Purchaser" shall have the meaning assigned to it in the Introduction.

          "Representative" and "Representatives" shall respectively mean any or all of: (a) in the case of any referenced Person (including, without limitation, the Seller), such referenced Person's Affiliates, directors, officers, employees, attorneys, agents and other Representatives; and (b) in addition in the case of the Seller or any other financial institution, such referenced Person's participants, correspondents, confirming banks, custodians and designees and their respective Affiliates, directors, officers, employees, attorneys, agents and other Representatives.

          "Revolving Credit Loan" and "Revolving Credit Loans" shall have the meanings respectively assigned to them in the Revolving Credit Agreement.

          "Revolving Credit Agreement" shall mean the Revolving Credit, Guaranty and Security Agreement among SPG (as borrower), the Purchaser (as guarantor) and the Seller (as lender) dated as of June 30, 2002, together with all schedules and exhibits thereto, as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

          "Revolving Credit Document" and "Revolving Credit Documents" shall respectively mean any one or more of the Revolving Credit Agreement, Revolving Credit Notes and other "Loan Instruments" (as defined in the Revolving Credit Agreement), as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

          "Revolving Credit Note" and "Revolving Credit Notes" shall have the meanings respectively assigned to them in the Revolving Credit Agreement.

          "securities" of any Person shall mean any and all equity securities and debt securities, general or limited partnership interests, limited liability company memberships or interests, investment contracts, and any other instrument or interest commonly understood to be a security issued by that Person.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any corresponding provisions of any Applicable Law in any state or foreign jurisdiction, or any corresponding or succeeding provisions of Applicable Law, and the rules and regulations promulgated thereunder; in each case as the same may have been and hereafter may be supplemented, modified, amended, restated or replaced from time to time.

          "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any corresponding provisions of any Applicable Law in any state or foreign jurisdiction, or any corresponding or succeeding provisions of Applicable Law, and the rules and regulations promulgated thereunder; in each case as the same may have been and hereafter may be supplemented, modified, amended, restated or replaced from time to time.

          "Seller" shall have the meaning assigned to it in the Introduction.

          "Senior Borrower" and "Senior Borrowers" shall respectively mean any one or more of the borrowers under the Senior Loan Documents, and the successors, assigns and legal Representatives of each, and any and all additional or replacement borrower(s) under any Senior Loan Document. The Senior Borrowers currently include the Seller, SGRP and most of its Affiliates.

          "Senior Lender" shall mean IBJ WHITEHALL BUSINESS CREDIT CORPORATION, its successors, assigns and legal Representatives, and any and all additional or replacement lender(s) under any restated or replacement Senior Loan Document.

          "Senior Loan" and "Senior Loans" shall respectively mean the principal amounts outstanding from time to time (including future advances) respecting any and all of advances, loans, letter of credit advances and the other amounts advanced from time to time to or on behalf of one or more of the Senior Borrowers by the Senior Lender thereunder or its designee pursuant to any Senior Loan Document (including, without limitation, during the pendency of any Bankruptcy Proceeding).

          "Senior Loan Agreement" the Second Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of September 22, 1999, among the Senior Borrowers and the Senior Lender, together with all schedules and exhibits thereto, as each may have been and hereafter may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.



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          "Senior Loan Document" and "Senior Loan Documents" shall  respectively mean any one or more of the Senior Loan Agreement, each and every note, letter of credit application, security agreement, guaranty, hypothecation or other instrument, agreement or document with or issued or given by any borrower or surety thereunder in direct or indirect support (in whole or in part) of any of the Senior Loan Obligations or related surety's obligations, the various mortgages, assignments, agreements, guaranties, instruments and other documents creating, evidencing, perfecting, governing or supporting any of the Senior Loan Obligations or any related surety's obligations or any interest of the Senior Lender in any collateral securing or intended to secure any of the Senior Loan
Obligations  or  related  surety's  obligations,   and  all  waivers,  consents,
agreements, reports, statements, certificates, schedules and other documents executed by the requisite Person(s) pursuant to or in connection with any of the foregoing and accepted or delivered by the Senior Lender (whether prior to, on or from time to time after the Closing Date), as each may have been and hereafter may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

          "Senior Loan Obligations" as of any date shall mean any and all of the obligations of the Senior Borrowers (i) to repay the balance of the Senior Loans then outstanding (including future advances), including accrued and unpaid interest thereon, (ii) to pay or otherwise perform or satisfy all of the other amounts to be paid and obligations to be performed or otherwise satisfied by any Senior Borrower under any Senior Loan Document (whether individually, jointly, severally or otherwise), (iii) to pay or otherwise perform or satisfy all of the other amounts to be paid and obligations to be performed or otherwise satisfied by any Senior Borrower under any interest rate protection, foreign currency exchange, or other interest or exchange rate swap or hedging agreement or arrangement (whether individually, jointly, severally or otherwise) with the Senior Lender or any of its Affiliates, and (iv) to pay or otherwise satisfy any and all overdrafts of any Senior Borrower honored by the Senior Lender (in its sole and absolute discretion) and other indebtedness, liabilities or obligations (whether under any note, guaranty or other instrument or document or otherwise) now or hereafter owed to the Senior Lender by any Senior Borrower (whether individually, jointly, severally or otherwise), together with accrued and unpaid interest thereon; in each case including, without limitation, any and all interest, fees and other amounts accrued, accruing or otherwise applicable during the pendency of any Bankruptcy Proceeding, irrespective of whether such interest, fees and other amounts are allowed or allowable as claims in any such proceeding.

          "SGRP" shall mean SPAR Group, Inc., a Delaware corporation and ultimate parent of the Seller.

          "Significant Shareholder" shall mean either Robert G. Brown or William
H. Bartels.

          "SPAR Business" shall mean any and all of the projects, products, services or business of the SPAR Group, including (without limitation) in-store and other merchandising and marketing services, product sampling, mystery shopping, internet training, database marketing, teleservices, marketing research, internet-based applications and software, the SPAR eTraining Business and the other business described in SGRP's annual report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission.

          "SPAR Confidentiality Agreement" shall mean the Confidentiality and Non-Compete Agreement among the Purchaser, SPG, and SGRP dated as of June 30, 2002, respecting (among other things) confidential treatment of information pertaining to the SPAR Business and non-competition therewith by SPG and the Purchaser, as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

          "SPAR eTraining Agreement" shall mean that certain SPG Agreement among SPG and SGRP dated as of January 11, 2002, together with all schedules and exhibits thereto, including, without limitation, the "SPAR Standard Terms and Provisions Exhibit" and the "SPAR Supplemental Terms and Provisions Exhibit", as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

          "SPAR eTraining Business" shall mean (a) any and all training and related services, including (without limitation) any and all related program development, programming, access, registration and other communication, training, testing, incentive and other awards, redemptions, reporting, support and web hosting, whether via telephone, internet or otherwise, and (b) anything covered by U.S. Patent Application No. 09/951,321 (continuing and incorporating provisional application No. 60/240,328) titled "Incentive Based Training System and Method", or any derivative or related application, whether or not described in clause (a), irrespective of whether any such patent or other right or protection has been or can be sought, issued or obtained; in each case whether now existing or hereafter acquired, licensed, created, executed, modified or otherwise existing.

          "SPAR eTraining Intellectual Property" shall mean any and all (a) patents, copyrights and copyrighted materials, logos, service marks, trademarks, trade names, domain names, computer programs and other know how and intellectual properties pertaining to the SPAR eTraining Business, including (without limitation) any and all applications,  invention  disclosures and pending items, any  and  all  designs,  discoveries,  formulae,  ideas,  inventions,  products, programs, software and firmware (whether in source code, object code or otherwise, and including (without limitation) all "shrink-wrap" licenses that accompanied any item of equipment or software when obtained), specifications, styles, techniques, and other trade secrets and works of authorship for the current and intended business, products and prospects, any and all license royalties and other payment intangibles, the proceeds of infringement suits and other proceeds, the right to sue for past, present and future infringement, all rights corresponding thereto throughout the world, and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, and the good will of the business to which each of them relates, (b) Books and Records evidencing or pertaining to any of the foregoing, and (c) anything covered by U.S. Patent Application No. 09/951,321 (continuing and incorporating provisional application No. 60/240,328) titled "Incentive Based Training System and Method", or any derivative or related application, whether or not described in clause
(a), irrespective of whether any such patent or other right or protection has been or can be sought, issued or obtained; in each case whether now existing or hereafter acquired, licensed, created, executed, modified or otherwise existing (including, without limitation, during the pendency of any Bankruptcy Proceeding), and irrespective of whether any patent, copyright, trademark or other right or protection has been or can be sought, issued or obtained in connection therewith.

          "SPAR Group" shall mean SGRP., each of its direct and indirect subsidiaries (including, without limitation, SPAR Acquisition, Inc., SPAR Marketing, Inc., SPAR/Burgoyne Retail Services, Inc., SPAR, Inc., SPAR Marketing Force, Inc., STMI, SPAR Group International, Inc., SPAR/PIA Retail Services, Inc., SPAR Technology Group, Inc., Retail Resources, Inc., Pivotal Field Services, Inc., PIA Merchandising Co., Inc., Pacific Indoor Display d/b/a Retail Resources, Pivotal Sales Company, and PIA Merchandising Ltd.), its affiliates (including, without limitation, SPAR Marketing Services Inc., SPAR Management Services, Inc., and SPAR InfoTech, Inc.), and each other entity under the control of or common control with any of the foregoing entities. However, SPAR Group shall not include SPG or the Purchaser.

          "SPG" shall have the meaning assigned to it in the Recitals, above.

          "SPG Business" shall have the meaning assigned to it in the Recitals.

          "SPG Confidentiality Agreement" shall mean the Confidentiality and Non-Compete Agreement among the Purchaser, SPG, and SGRP dated as of June 30, 2002, respecting (among other things) confidential treatment of information pertaining to the SPG Travel Business (as defined therein) and non-competition therewith by SGRP and its subsidiaries, as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

          "SPG Stock" shall have the meaning assigned to it in the Recitals, above..

          "STMI" shall mean SPAR Trademarks, Inc., a Delaware corporation and indirect subsidiary of SGRP.

          "subsidiary" shall mean any corporation or other entity in respect of which a Person at the time shall own directly, or indirectly (through one or more corporations, nominees or other Persons or otherwise), at least one-half of the aggregate voting interests of such corporation or other entity, whether owned or held (i) of record or beneficially or (ii) individually, jointly or otherwise.

          "Tax" shall mean any tax, drug tax, poll tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, inventory tax, occupancy tax, withholding tax, payroll tax, gift tax, estate tax or inheritance tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or for any authority or payable pursuant to any tax-sharing agreement or pursuant to any agreement, arrangement or understanding relating to the sharing or payment of any such tax, levy, assessment, tariff, impost, imposition, toll, duty, deficiency or fee.

          "Tax Code" shall mean the United States Internal Revenue Code of 1986, as amended, any corresponding Applicable Law of any state or foreign jurisdiction, or any corresponding or succeeding provisions of Applicable Law, in each case as the same may have been and hereafter may be supplemented, modified, amended, restated or replaced from time to time.

          "Term Loan" and "Term Loans" shall have the meanings respectively assigned to them in the Term Loan Agreement.

          "Term Loan Agreement" shall mean the Term Loan, Guaranty and Security Agreement among the Purchaser (as borrower), SPG (as guarantor) and the Seller (as lender) dated as of June 30, 2002, together with all schedules and exhibits thereto, as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

          "Term Loan Document" and "Term Loan Documents" shall respectively mean any one or more of the Term Loan Agreement, Term Notes and other "Loan Instruments" (as defined in the Term Loan Agreement), as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

          "Term Note" and "Term Notes" shall have the meanings respectively assigned to them in the Term Loan Agreement.

          "Trademark Agreement" shall mean Trademark License Agreement between SPG and STMI dated as of June 30, 2002, together with all schedules and exhibits thereto, as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein. "Transition Services Agreement" shall mean Transition Services Agreement among SPG, the Seller and SGRP dated as of June 30, 2002, together with all schedules and exhibits thereto, as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

          Section 1.02. Certain Definitions in Other Purchase Documents. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings respectively assigned to them in the other applicable Purchase Documents or in the Term Loan Agreement, as applicable.

          Section 1.03. Singular and Plural Terms. Each definition in this Agreement or any other Purchase Document using a singular capitalized term or other word or phrase also shall apply to the plural form of such term, word or phrase, and vice versa, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, in each case as the context may permit or require.

          Section 1.04. Pronouns. Each use in this Agreement or any other Purchase Document of a neuter pronoun shall be deemed to include references to the masculine and feminine variations thereof, and vice versa, and a singular pronoun shall be deemed to include a reference to the plural variation thereof, and vice versa, in each case as the context may permit or require.

          Section 1.05. Including. The term "including" shall mean "including (without limitation)", whether or not so stated. The terms "including", "including, but not limited to", "including (without limitation)" and similar phrases (i) mean that the items specifically listed after such term are examples of the provision preceding such term and are not intended to be all inclusive,
(ii) shall not in any way limit (or be deemed or construed to limit) the generality of the provision preceding such term, and (iii) shall not in any way preclude (or be deemed or construed to preclude) any other applicable item encompassed by the provision preceding such term.

          Section 1.06. Section and Other Headings. The table of contents and section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                                   ARTICLE II

                           PURCHASE OF STOCK; PAYMENT
                           --------------------------

          Section 2.01. Stock to be Transferred. Upon the terms and subject to the conditions set forth in this Agreement, the Seller hereby sells, assigns, transfers, conveys and delivers to the Purchaser, and the Purchaser hereby purchases and accepts from the Seller, all right, title and interest of the Seller in and to all of the SPG Stock, effective as of 11:59 p.m. New York City time, June 30, 2002 (the "Effective Time").

          Section 2.02. Excluded Assets. At the Closing the assets and properties of SPG shall not include any of the following assets and properties (individually, an "Excluded Asset", and collectively, the "Excluded Assets"), irrespective of whether SPG may have had any right, title or interest therein or lease, license or other right to the exploitation or use thereof:

(a) any right, title or interest in the SPAR eTraining Business or other SPAR Business or any Intellectual Property of the SPAR Group, including (without limitation) the SPAR eTraining Intellectual Property, the name "SPAR" and their other trademarks and tradenames, and the SPAR accounting, email and payroll systems;

(b) any right to participate, or for the employees of SPG to participate, in any pension, welfare or benefit plan, insurance or other SPAR Group benefit or coverage, and any administrative or other service directly or indirectly provided to or for the benefit of SPG by any member of the SPAR Group or their Affiliates;

(c) any federal, state, local or foreign income or franchise tax benefit or refund of SPG or the Seller attributable to periods on or before the Closing Date;

(d) any and all of SPG's Books and Records at any SPAR Group location other than Texas, provided that the Seller shall deliver to SPG an electronic copy of SPG's accounting data stored on SGRP's "Solomon" computer system such time as SPG ceases to use such computer system pursuant to the Transition Services Agreement;

(e) any and all assets of the Seller or any other member of the SPAR Group used at any time or from time to time by SPG and not located on the premises of the SPG, including (without limitation) the computers and accounting and other software of the SPAR Group ;

(f) any liability or other obligations owed to SPG by the Seller, any Affiliate of the Seller or any Significant Shareholders (other than any that may be owed to SPG under the Purchase Documents, Revolving Credit Documents or Term Loan Documents);

(g) any right, power, privilege, remedy or interest of the Seller or any other member of the SPAR Group under any Purchase Document, Revolving Credit Document, Term Loan Document or Senior Loan Document; and

(h)  any other asset or property listed on Schedule 2.02 hereto.

SPG acknowledges and agrees that any right, title or interest in, lease or license of or other right to exploit or use any and all Excluded Assets that SPG has or may have (whether known or unknown) (i) will terminate as of June 30, 2002, and (ii) will be separately sold, assigned, conveyed and transferred at the Closing to the Seller or its designee, all without any further consideration; provided that in the event any such right, title or interest is not so separately sold, assigned, conveyed and transferred, SPG hereby sells, assigns, conveys and transfers it to the Seller and its succesors and assigne
forever   effective  as  of  the  Effective   Time,   all  without  any  further
consideration.

          Section 2.03. Continuing Liabilities. At the Closing the obligations and liabilities of SPG shall include (without limitation), and to the extent not previously owed directly or assumed by SPG, SPG shall expressly assume and agree to be solely responsible for such obligations and liabilities, and shall thereafter pay, satisfy and discharge as and when due (and uncontested), all of the liabilities and obligations of SPG and the SPG Business on the Closing Date (other than any Excluded Liability), including (without limitation) the following liabilities and obligations of the Seller to the extent the same shall exist on the Closing Date (individually, a "Continuing Liability", and collectively, the "Continuing Liabilities"):

(a) any and all unpaid liabilities and obligations of SPG to landlords, lessors, suppliers, vendors and other trade Persons (other than loans and advances owed to the Seller, any Affiliate of the Seller or any Significant Shareholder);

(b) any and all liabilities and obligations of SPG under all customer and sales contracts, purchase orders and other contracts, agreements, instruments and other documents;

(c) any and all direct or indirect liabilities and obligations of SPG under the Purchase Documents, Revolving Credit Documents or Term Loan Documents; and

(d)  any and all Taxes with respect to SPG other than as  expressly  excluded in
     Section 2.04() hereof.

          Section 2.04. Liabilities Not Continuing with SPG. At the Closing the obligations and liabilities of SPG shall not include, and to the extent not previously extinguished or assumed by the Seller or any of its Affiliates, the Seller shall extinguish or cause to be extinguished, or the Seller or SGRP shall expressly assume and agree to be solely responsible for (in each case pursuant to such option as the Seller may elect), and if so assumed, the Seller or such Affiliate (as the case may be) shall thereafter pay, satisfy and discharge as and when due (and uncontested), any of the following listed liabilities and obligations of the Seller to the extent the same shall exist at the Effective Time (each, an "Excluded Liability", and collectively, the "Excluded Liabilities"), including (without limitation) the following:

(a) any liability or other obligation for any action, suit or proceeding to the extent, and limited as provided, in Schedule 2.04 hereto with respect to John Wile and Mark Whitney;

(b) any liability or other obligation of SPG under any employment agreement or in respect of any pension, benefit or other welfare plan of the SPAR Group;

(c) any liability or other obligation of the Seller for any income or franchise Tax arising out of the transactions contemplated by this Agreement;

(d) any liability or other obligations owed by SPG to the Seller, any Affiliate of the Seller or any Significant Shareholders (other than any direct or indirect liabilities and obligations of SPG under the Purchase Documents, Revolving Credit Documents or Term Loan Documents);

(e) any federal, state, local or foreign income or franchise tax liability or obligation of SPG attributable to periods before the Closing Date, provided, however, that such liabilities and obligations shall be Continuing Liabilities, rather than Excluded Liabilities, if SPG shall not have upon request fully and timely cooperated with the SPAR Group as contemplated in Section 2.11 hereof;

(f) any liabilities and obligations of SPG under the Senior Loan Documents on the date hereof; or

(g) any Reserve for Disposal Costs (which will have been transferred from the Books of SPG to those of the Seller or SGRP on or before the Closing Date).

          Section 2.05. Purchase Price and Payment. The aggregate purchase price for the Assets (the "Purchase Price") shall be an amount equal to the sum of (i) a cash purchase price (the "Cash Purchase Price") equal to $6,000,000, plus (ii) the total amount of all Continuing Liabilities. The Cash Purchase Price shall be paid at the completion of the Closing by the Purchaser through the issuance and delivery to the Seller of the Term Notes and Term Loan Agreement, which shall be paid as provided therein.

          Section 2.06. Allocation of Purchase Price. The Purchase Price shall be allocated as provided in Schedule 2.06 hereto. The Purchaser shall, and shall cause SPG to, execute and deliver to the Seller a 338(h)(10) election under the Tax Code if the Seller so requests. The Seller and the Purchaser agree to report, pursuant to Section 1060 of the Code, an allocation of such Aggregate Purchase Price in accordance with such schedule and agree to act in accordance therewith in the preparation and filing of all income tax returns.

          Section 2.07. Taxes. The Purchaser shall be responsible for the payment of any and all Taxes relating to the transactions contemplated hereunder, excluding, however, such Taxes as are imposed on the Seller by the United States of America or the jurisdiction of its organization or chief executive office (or any political subdivision thereof) with respect to the income or franchise of the Seller.

          Section 2.08. Instruments of Conveyance. (a) In order to effectuate the transfer of the Excluded Assets contemplated by Section 2.02 hereof, upon the request of the Seller, SPG will execute and deliver, dated on or as of the Closing Date, all such bills of sale and other documents or instruments of assignment, transfer or conveyance as the Seller shall deem necessary or appropriate to vest in or confirm to the Seller good and marketable title to the Excluded Assets, in each case free and clear of all Liens.

          (b) In order to effectuate the transfer of the Excluded Liabilities contemplated by Section 2.04 hereof, upon the request of SPG, the Seller or its designated Affiliate will execute and deliver, dated on or as of the Closing Date, all such assumption agreements and other documents or instruments of assumption, transfer or conveyance as SPG shall deem necessary or appropriate to vest in or confirm to SPG that the Seller has assumed full and complete liability for the Excluded Liabilities.

          (c) In executing any of the foregoing, no Party shall be required to assume any greater duty, obligation or liability than is already required of it under this Agreement and the other Purchase Documents.

          Section 2.09. Investment Intent, Independent Decision, Etc. The Purchaser hereby represents and warrants to the Seller, and acknowledges, understands and agrees with the Seller, that: (a) the

SPG Stock is not currently being registered under the Securities Act; (b) the purchase and sale of the SPG Stock hereunder is intended to be exempt from registration under the Securities Act by virtue of Section 4(1) of the Securities Act based, in part, upon the representations, warranties and agreements of the Purchaser contained herein; (c) the Purchaser is a sophisticated and knowledgeable investor, both generally and with respect to the SPG Stock and the SPG Business, and has such knowledge and experience in financial, tax and business matters so as to enable Purchaser to utilize the information made available to it in connection with Purchaser's purchase of the SPG Stock to evaluate the merits and risks of an investment in the SPG Stock and to make an informed investment decision with respect thereto; (d) as the management of the Purchaser is the same as the current management of SPG continuing in such capacities following the Closing Date, the Purchaser is fully familiar with all aspects of SPG and the SPG Business, including (without limitation) SPG's assets, business, capitalization, equipment, expenses, financial condition, inventory, liabilities, loans, management, operations, properties, prospects, working capital, and other matters, and has had access to all documents and information with respect thereto deemed necessary or desirable by the Purchaser to make its investment decision; (e) the Purchaser does not require any other documents or information prior to completing its purchase of the SPG Stock; (h) the Purchaser has reviewed, and evaluated all financial and other information necessary or prudent to make the Purchaser's investment decision; (i) the Purchaser is acquiring the SPG Stock solely for its own account for investment and not with a view to resale or distribution of any of the SPG Stock; (j) the Purchaser may be required to bear the economic risk of the investment indefinitely because none of the SPG Stock may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act or an exemption from registration is available; (k) neither Seller nor SPG is obligated to register the SPG Stock under the Securities Act; and (l) the certificates evidencing the SPG Stock have legends placed on the back thereof to the effect that such shares of common stock have not been registered under the Securities Act.

          Section 2.10. No Representations, Warranties or Liability Respecting SPG, Etc. (a) The Purchaser hereby represents and warrants to the Seller, and acknowledges, understands and agrees with the Seller, that the Purchaser is acquiring the SPG Stock without any representation or warranty respecting any aspect of SPG or the SPG Business whatsoever, including (without limitation) without any representation or warranty with respect to any of the following:

(i) the past, present or future financial condition of SPG or any financial statements or projections pertaining thereto;

(ii) any past, present or future assets, business, capitalization, equipment, expenses, inventory, loans, management, operations, properties, prospects, or working capital, or except as otherwise expressly provided in Article III hereof, any past, present or future liabilities or other matters;

(iii)the  value,  validity,   effectiveness,   genuineness,   enforceability  or
     sufficiency of any contract or other document to which SPG is or may be a party;

(iv) the willingness, ability or likelihood of SPG to perform its obligations under any Term Loan Document or Revolving Credit Document.

          (b) The Purchaser hereby represents and warrants to the Seller, and acknowledges, understands and agrees with the Seller, that, except as expressly and specifically provided in this Agreement: (a) none of the Seller, the SPAR Group or any of their respective Representatives shall have any liability, obligation or responsibility whatsoever for any acts or omissions of any officer, employee or agent of SPG or any of its Representatives; and (b) neither the Seller nor any of its Representatives has, or shall be deemed or construed to have, any agreement, duty or obligation to inform the Purchaser of any matter relating to any aspect of SPG or the SPG Business or to furnish to the Purchaser any information pertaining thereto.

          (c) Without limiting any of the foregoing, the Purchaser hereby represents and warrants to the Seller, and acknowledges, understands and agrees with the Seller, that, except as expressly and specifically provided in this Agreement, none of the Seller, the SPAR Group and their respective Representatives has (and none of them shall be deemed or construed to have) (i) made any representation or warranty, (ii) offered any advice or analysis, (iii) made any assumption of any liability or responsibility, (iv) made any guaranty or assurance or (v) assumed any other recourse whatsoever, whether orally or otherwise, and whether express or implied, with respect to any matter whatsoever, including (without limitation) respecting any of the matters in the other subsections of this Section or any other aspect of SPG or the SPG Business.

          Section 2.11. Tax Audits, Further Assurances. Notwithstanding anything to the contrary in this Agreement or any other Purchase Document, the Seller and the SPAR Group shall have the sole and exclusive right at their own cost and expense to manage, conduct, defend and conclude each and every audit, inquiry, proceeding, lawsuit or claim respecting any federal, state, local or foreign income or franchise tax liability or obligation of SPG attributable to any period ending on or before the Closing Date. The Purchaser and SPG each shall provide (as, when and within the timeframes requested) such access, information and assistance, do such further acts and things, and execute and deliver such statements, assignments, agreements, instruments and other documents as the Seller or its Representatives from time to time reasonably may request in connection therewith, each in such form and substance as may be reasonably acceptable to the Seller; provided, however, that notwithstanding anything in this Agreement to the contrary, SPG shall be liable for the applicable costs, expenses and Taxes if it does not timely and fully comply with this Section in connection therewith. Neither the Purchaser, nor SPG nor any of their respective Representatives shall take any action with respect thereto other than pursuant to and in accordance with the express written request or instructions of the Seller.

          Section 2.12. SPAR eTraining Business and Technology, Further Assurances. Notwithstanding anything to the contrary in this Agreement or any other Purchase Document, the Purchaser and SPG each acknowledge and agree that the Seller and the SPAR Group have and shall have the sole and exclusive ownership of the SPAR eTraining Business and the SPAR eTraining Intellectual Property. To the extent SPG has or may have any right, title or interest in or to the SPAR eTraining Business and the SPAR eTraining Intellectual Property (whether known or unknown, and irrespective of whether any patent, copyright, trademark or other right or protection has been or can be sought, issued or obtained in connection therewith), SPG hereby sells, assigns, conveys and transfers to SGRP and its successors and assigns forever each and every such right, title, and interest, all without any further consideration and effective as of the Effective Time. The Purchaser and SPG each shall provide (as, when and within the timeframes requested) such access, information and assistance, do such further acts and things, and execute and deliver such statements, assignments, agreements, instruments and other documents as the Seller or its Representatives from time to time reasonably may request in connection therewith to confirm the SPAR Groups ownership thereof, to assist in their prosecution of any patent, copyright, trademark or other right or protection with respect thereto, and to transfer and relinquish any residual right or development with respect thereto, each in such form and substance as may be reasonably acceptable to the Seller. Neither the Purchaser, nor SPG nor any of their respective Representatives shall take any action with respect thereto other than (i) pursuant to and in accordance with the express written request or instructions of SGRP or (ii) as licensee under, pursuant to and in accordance with the express terms of the SPAR eTraining Agreement.

          Section 2.13. Liability of Certain Officers. Notwithstanding anything to the contrary in this Agreement, the Parties do not intend that Mr. Thomas Hunter have, and each Party agrees that he will not have, any personal liability for the obligations of SPG or Holdings under this Agreement, in each case except to the extent occasioned by his own acts or omissions amounting to willful breach of duty or contract, gross negligence or willful misconduct. However, nothing in the foregoing is intended, or shall be deemed or construed, to in any way limit the personal liability (if any) that such Person may have under any agreement, certificate, instrument or other document to which he is a signatory (other than where his expressly signing for SPG or Holdings), whether such personal liability may arise under the terms thereof or Applicable Law.

          Section 2.14. Release of Former SPG/SGRP Representatives and Stockholders. The Purchaser and SPG, for itself and its successors and assigns, each hereby forever expressly, unconditionally and irrevocably releases, acquits and discharges (i) each Representative of SGRP or any other member of the SPAR Group who at any time previously severed (whether formally or informally and whether directly or indirectly) as a Representative of SPG, and (ii) each prior direct or indirect stockholder of SPG (except for the express obligations and liabilities of the Seller and SGRP under this Agreement), from any and all claims, actions, causes, debts, contracts, damages, demands and Losses whatsoever (whether at law, in equity or otherwise, and whether known or unknown) arising from any representation or services rendered by or any other act or omission of any such Person (whether to or on behalf of SPG or otherwise) at any time up to the conclusion of the Closing hereunder.

          Section 2.15. Excluded Wile and Whitney Litigation, Further Assurances. Notwithstanding anything to the contrary in this Agreement or any other Purchase Document, the Seller and the SPAR Group shall have the sole and exclusive right at their own cost and expense to manage, conduct, defend and conclude each and every aspect of any arbitration, proceeding, lawsuit or claim respecting any aspect of the Excluded Liabilities respecting Mark Whitney and John Wile. The Purchaser and SPG each shall provide (as, when and within the timeframes requested) such access, information and assistance, do such further acts and things, and execute and deliver such statements, assignments, agreements, instruments and other documents as the Seller or its Representatives from time to time reasonably may request in connection therewith, each in such form and substance as may be reasonably acceptable to the Seller; provided, however, that notwithstanding anything in this Agreement to the contrary, SPG shall be liable for the applicable costs, expenses and Losses if it does not timely and fully comply with this Section in connection therewith. Neither the Purchaser, nor SPG nor any of their respective Representatives shall take any action with respect thereto other than pursuant to and in accordance with the express written request or instructions of the Seller.

          Section 2.16. Continuing Liabilities for kForce Litigation, Further Assurances. Notwithstanding anything to the contrary in this Agreement or any other Purchase Document, the Purchaser and SPG shall have the sole and exclusive right at their own cost and expense to manage, conduct, defend and conclude each and every aspect of any arbitration, proceeding, lawsuit or claim respecting any aspect of the Continuing Liabilities respecting kForce. The Seller and SGRP each shall provide (as, when and within the timeframes reasonably requested) such access, information and assistance, do such further acts and things, and execute and deliver such statements, assignments, agreements, instruments and other documents as SPG or its Representatives from time to time reasonably may request in connection therewith (at the sole cost and expense of SPG), each in such form and substance as may be reasonably acceptable to the Seller; provided, however, that notwithstanding anything in this Agreement to the contrary, the Seller shall be liable for the applicable costs, expenses and Losses if it does not comply in all material respects with this Section in connection therewith. Neither the Seller, nor SGRP nor any of their respective Representatives shall take any action with respect thereto other than pursuant to and in accordance with the express written request or instructions of the Purchaser or SPG.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                  --------------------------------------------

          To induce the Purchaser to enter into this Agreement and the other Purchase Documents to which it is a party and to purchase the SPG Stock, the Seller represents and warrants to the Purchaser that:

          Section 3.01. Organization, Powers, Etc. The Seller: (a) is duly organized, validly existing and in good standing under the laws of its state of incorporation, which state is correctly set forth in the Introduction hereto (i.e., first paragraph of this Agreement); (b) has the power and authority to carry on its business as now conducted and to own or hold under lease the assets and properties it purports to own or hold under lease; (c) is duly qualified, licensed or registered to transact its business and in good standing in every jurisdiction in which it purports to or carries on its business or holds under lease any of its assets and properties and the failure to do so would be reasonably likely to have a Material Adverse Effect; and (d) has the corporate power and authority to execute and deliver this Agreement and each of the other Purchase Documents to which it is or will be a party and to perform all of its obligations hereunder and thereunder.

          Section 3.02. Consents, Etc. Except as already obtained, no consent, approval or authorization of, or registration, declaration or filing with, any Authority or other Person (including, without limitation, the shareholders of the Seller) is required as a condition precedent, concurrent or subsequent to or in connection with the due and valid execution, delivery and performance by the Seller of this Agreement or any other Purchase Document to which the Seller is or will be a party or the legality, validity, binding effect or enforceability of any of their respective representations, warranties, covenants and other terms and provisions.

          Section 3.03. Authorization, Conflicts and Validity. The execution and delivery by the Seller of this Agreement and each of the other Purchase Documents to which it is or will be a party and the performance by the Seller of all of its obligations hereunder and thereunder: (a) have been duly authorized by all requisite corporate action; (b) will not violate or be in conflict with any term or provision of (i) any Applicable Law, (ii) any judgment, order, writ, injunction, decree or consent of any court or other judicial Authority, or (iii) any Organizational Document of the Seller; (c) will not violate, be in conflict with, result in a breach of or constitute a default (with or without the giving or receipt of notice, the acquisition of knowledge or the passage of time or any combination thereof) under any term or provision of any Organizational Document or other Material Document; and (d) except as specifically contemplated by this Agreement or any other Purchase Document, will not result in the creation or imposition of any Lien of any nature upon any of its assets and properties.

          Section 3.04. Enforceable Agreement. This Agreement is, and the other Purchase Documents to which the Seller is or will be a party when executed and delivered will be, legal, valid and binding obligations of the Seller, enforceable in accordance with their respective terms and provisions, except as enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization and other laws affecting the rights or remedies of creditors generally and (b) rules of equity affecting the enforcement of obligations generally (whether at law or in equity).

          Section 3.05. Litigation. Except as set forth in Schedule 3.05 hereto, to the knowledge of the Seller, there are no actions, suits, investigations or proceedings (whether or not purportedly on behalf of the Seller) pending or, to the best knowledge of the Seller, threatened or contemplated at law, in equity, in arbitration or by or before any other Authority involving or affecting: (a) the Seller that, if adversely determined, could have a Material Adverse Effect on the Seller; (b) any alleged criminal act or activity on the part of the Seller or (to the knowledge of the Seller) any of its Representatives; (c) any ESOP Related Document, Senior Loan Document, or any Organizational Document of the Seller; (d) any Material Document that, if adversely determined, could have a Material Adverse Effect on the Seller; or (e) any of the transactions contemplated in this Agreement and the other Purchase Documents; nor, to the knowledge of the Seller, is there any reasonable basis for the institution of any such action, suit, investigation or proceeding.

          Section 3.06. No Defaulted Judgments, Etc. The Seller is not in default with respect to any judgment, order, writ, injunction, decree or consent of any court or other judicial Authority, which default could have or has had a Material Adverse Effect.

          Section 3.07. SPG Stock. SPG is authorized to issue 2,500 shares of common stock with no par value, of which 72 shares are currently issued and outstanding. The Seller is the record and beneficial owner of all such outstanding shares of SPG Stock. Except for the normal restrictions on public offerings and the like under the Securities Act, except for the pledges of the SPG Stock to the Seller (as lender) under the Revolving Credit Documents and Term Loan Documents to be made at the conclusion of the Closing, and except for the pledges being released (at the conclusion of the Closing) of the SPG Stock to the Senior Lender under the Senior Loan Documents, none of those outstanding securities: (i) is subject to any warrant, option, put, call or other right to acquire, redeem, sell, transfer or encumber it; (ii) is governed by or otherwise subject to any shareholders agreement, voting trust or similar agreement or arrangement; and (iii) is limited or otherwise restricted in any way respecting assignability, transferability or any voting, dividend, distribution or other ownership right (whether or not reflected on the face of the certificate, in any Organizational Document, or otherwise). Each of the outstanding shares of SPG Stock (a) was duly authorized and validly issued, is fully paid and non-assessable, and is not and will not be subject to any preemptive or similar right or restriction, and (b) was acquired from the issuer in a transaction in compliance with and exempt from registration under the Securities Act and other Applicable Law.

          Section 3.08. Certain SPG Liabilities. To the knowledge of Seller and SGRP, no officer of SGRP (whether in his capacity as an officer of SGRP or of SPG) has created any continuing contractual liability on the part of SPG, excluding, however, any liability that either (a) has been extinguished or assumed as contemplated hereunder, (b) has been identified in any of the financial statements of SPG, this Agreement or any other Purchase Document, (c) is known by or has been disclosed to (or the underlying obligations, claims or facts that may reasonably be expected to give rise thereto are known by or have been disclosed to) any past or present SPG officer (other than one who is also a SGRP officer), or (d) was created by or with the assistance of (or the underlying obligations or facts that may reasonably be expected to give rise thereto were created by or with the assistance of ) any past or present SPG officer (other than one who is also a SGRP officer).

          Section 3.09. Senior Loan Agreement Amendment. All of the "Conditions to Effectiveness" set forth in Section 5 of that certain Consent, Release and Amendment No. 6 to the Senior Loan Agreement have been satisfied or waived as of the date of execution and delivery thereof by the Senior Lender, and such Amendment has taken effect as of the date hereof.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                 -----------------------------------------------

          To induce the Seller to enter into this Agreement and the other Purchase Documents to which it is a party and to sell the SPG Stock, the Purchaser represents and warrants to the Seller that:

          Section 4.01. Organization, Powers, Etc. The Purchaser: (a) is duly organized, validly existing and in good standing under the laws of its state of incorporation, which state is correctly set forth in the Introduction hereto (i.e., first paragraph of this Agreement); (b) has the power and authority to carry on its business as now conducted and to own or hold under lease the assets and properties it purports to own or hold under lease; (c) is duly qualified, licensed or registered to transact its business and in good standing in every jurisdiction in which it purports to or carries on its business or holds under lease any of its assets and properties and the failure to do so would be reasonably likely to have a Material Adverse Effect; and (d) has the corporate power and authority to execute and deliver this Agreement and each of the other Purchase Documents to which it is or will be a party and to perform all of its obligations hereunder and thereunder.

          Section 4.02. Consents, Etc. Except as already obtained, no consent, approval or authorization of, or registration, declaration or filing with, any Authority or other Person (including, without limitation, the shareholders of the Purchaser) is required as a condition precedent, concurrent or subsequent to or in connection with the due and valid execution, delivery and performance by the Purchaser of this Agreement or any other Purchase Document to which the Purchaser is or will be a party or the legality, validity, binding effect or enforceability of any of their respective representations, warranties, covenants and other terms and provisions.

          Section 4.03. Authorization, Conflicts and Validity. The execution and delivery by the Purchaser of this Agreement and each of the other Purchase Documents to which it is or will be a party and the performance by the Purchaser of all of its obligations hereunder and thereunder: (a) have been duly authorized by all requisite corporate action; (b) will not violate or be in conflict with any term or provision of (i) any Applicable Law, (ii) any judgment, order, writ, injunction, decree or consent of any court or other judicial Authority, or (iii) any Organizational Document of the Purchaser; (c) will not violate, be in conflict with, result in a breach of or constitute a default (with or without the giving or receipt of notice, the acquisition of knowledge or the passage of time or any combination thereof) under any term or provision of any Organizational Document or other Material Document; and (d) except as specifically contemplated by this Agreement or any other Purchase Document, will not result in the creation or imposition of any Lien of any nature upon any of its assets and properties.

          Section 4.04. Enforceable Agreement. This Agreement is, and the other Purchase Documents to which the Purchaser is or will be a party when executed and delivered will be, legal, valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms and provisions, except as enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization and other laws affecting the rights or remedies of creditors generally and (b) rules of equity affecting the enforcement of obligations generally (whether at law or in equity).

          Section 4.05. Litigation. Except as set forth in Schedule 3.05 hereto, there are no actions, suits, investigations or proceedings (whether or not purportedly on behalf of the Purchaser) pending or, to the best knowledge of the Purchaser, threatened or contemplated at law, in equity, in arbitration or by or before any other Authority involving or affecting: (a) the Purchaser that, if adversely determined, could have a Material Adverse Effect on the Purchaser; (b) any alleged criminal act or activity on the part of the Purchaser or (to the knowledge of the Purchaser) any of its Representatives; (c) any ESOP Related Document, Term Loan Document, or any Organizational Document of the Purchaser;
(d) any Material Document that, if adversely determined, could have a Material Adverse Effect on the Purchaser; or (e) any of the transactions contemplated in this Agreement and the other Purchase Documents; nor, to the knowledge of the Purchaser, is there any reasonable basis for the institution of any such action, suit, investigation or proceeding. Section 4.06. No Defaulted Judgments, Etc. The Purchaser is not in default with respect to any judgment, order, writ, injunction, decree or consent of any court or other judicial Authority, which default could have or has had a Material Adverse Effect.

                                   ARTICLE V

            INDEMNIFICATION AND CERTAIN OTHER CONTINUING OBLIGATIONS
            --------------------------------------------------------

          Section  5.01.  Indemnification  by the  Seller.  The  Purchaser,  its
Affiliates and their respective accountants, attorneys and Representatives (individually, a "Purchaser's Indemnified Person", and collectively, the "Purchaser's Indemnified Persons") each shall be indemnified, reimbursed and held harmless by the Seller upon demand, and (at the request of the Purchaser) defended at the expense of the Seller with counsel selected by the Seller and reasonably acceptable to the Purchaser, from and against any and all claims, liabilities, expenses (including, without limitation, the disbursements, expenses and reasonable fees of their respective attorneys) and other Losses that may be imposed upon, incurred by or asserted against any Purchaser's Indemnified Person resulting from, arising out of or directly or indirectly related to: (a) any Excluded Liability; (b) any inaccuracy in or omission from any representation, warranty or other information contained in this Agreement or any other Purchase Document; or (c) any default (whether in whole or in part) in the due or timely observance, performance or satisfaction of any covenant or other term or provision of this Agreement or any other Purchase Document by the Seller or any other Person (other than the ESOP Trustee, the Purchaser or SPG).

          Section 5.02. Indemnification by the Purchaser. The Seller, its Affiliates and their respective accountants, attorneys and Representatives (individually, a "Seller's Indemnified Person", and collectively, the "Seller's Indemnified Persons") each shall be indemnified, reimbursed and held harmless by the Purchaser upon demand, and (at the request of the Seller) defended at the expense of the Purchaser with counsel selected by the Purchaser and reasonably acceptable to the Seller, from and against any and all claims, liabilities, expenses (including, without limitation, the disbursements, expenses and reasonable fees of their respective attorneys) and other Losses that may be imposed upon, incurred by or asserted against any Seller's Indemnified Person resulting from, arising out of or directly or indirectly related to: (a) SPG, the SPG Business or any Continuing Liability; (b) any inaccuracy in or omission from any representation, warranty or other information contained in this Agreement or any other Purchase Document; or (c) any default (whether in whole or in part) in the due or timely observance, performance or satisfaction of any covenant or other term or provision of this Agreement or any other Purchase Document by the Purchaser, SPG, the ESOP Trustee or any other Person (other than the Seller).

          Section 5.03. Brokerage Disclaimer and Indemnity. Each Party represents and warrants to the other that neither such Party nor any of its Representatives has any contact or dealings regarding the Business or the Assets or any part thereof or any communication in connection with the subject matter of the transactions contemplated herein with any finder, agent or broker, whether or not licensed herein as such, and each Party covenants and agrees to hold the other harmless with respect thereto as hereinafter provided. In the event that any finder, agent or broker perfects a claim for a commission or finder's fee based upon such contracts, dealings or communication, the Party whose acts gave rise to such claim shall indemnify, hold harmless and defend the other Party from and against said claim, and all costs, expenses and other liabilities (including reasonable attorneys' fees) incurred by the other Party in defending against the same.

          Section 5.04. Access to Books and Records. (a) From and after the Closing Date, at all reasonable times and as often as the Seller reasonably may request, on at least one Business Days prior notice, the Purchaser shall, and shall cause SPG and each of its Affiliates to, permit the Seller (and its accountants, other Representatives or attorneys), to have complete and unrestricted access to all Books and Records retained by SPG or received by the Purchaser relating to SPG or the SPG Business as the Seller may reasonably require, and to make copies and excerpts from them and to discuss with them the Purchaser's officers, directors, employees, accountants and agents, in connection with (i) the preparation, filing or audit of the federal, state, local or foreign income or other tax returns of the Seller or any Affiliate of the Seller, or with respect to any dispute, refund, claim or litigation relating to those returns and the taxes due pursuant to those returns, (ii) the initiation, prosecution or defense of any other litigation by the Seller or any Affiliate of the Seller, (iii) compliance by the Seller or any of its Affiliates with any legal or regulatory obligation of those entities, (iv) any Excluded Asset, (v) the assumption or defense of any Excluded Liability or any Lien, or
(vi) the administration, enforcement or adjudication of this Agreement and the other Purchase Documents. The Purchaser shall maintain all retained Books and Records for at least six years following the Closing Date, except that the Purchaser from time to time at its cost and expense may deliver portions thereof to the Seller.

          (b) From and after the Closing Date, at all reasonable times and as often as the Purchaser or SPG reasonably may request, on at least one Business Days prior notice, the Seller shall, and shall cause SPG and each of its Affiliates to, permit the Purchaser or SPG (and its accountants, other Representatives or attorneys), to have complete and unrestricted access to all accounting records of SPG retained by SGRP as the Purchaser or SPG may reasonably require, and to make copies and excerpts from them and to discuss with them the Seller's officers, directors, employees, accountants and agents, in connection with (i) the preparation, filing or audit of the federal, state, local or foreign income or other tax returns of the Purchaser or SPG with respect to any period after the date hereof, or with respect to any dispute, refund, claim or litigation relating to those returns and the taxes due pursuant to those returns, (ii) the collection of any account receivable, (iii) the initiation, prosecution or defense of any other litigation by the Purchaser or SPG, (iv) compliance by the Purchaser or SPG with any legal or regulatory obligation of those entities, (v) the assumption or defense of any Continuing Liability or any Lien, or (vi) the administration, enforcement or adjudication of this Agreement and the other Purchase Documents. The Seller shall maintain all such retained accounting Books and Records for at least six years following the Closing Date, except that the Seller from time to time may deliver an electronic copy or other portions thereof to the Purchaser.

          Section 5.05. Further Assurances. Each Party agrees to do such further acts and things and to execute and deliver such statements, assignments, agreements, instruments and other documents as the other Party from time to time reasonably may request (a) in order to evidence or confirm (i) the transfer of any Excluded Asset, the retention of any non-Excluded Asset or enforcement of any transferred or retained right, power, privilege, remedy or interest, (ii) the assumption of any liability expressly assumed hereunder, (iii) the continuation of any liability not expressly assumed hereunder, or (iv) the release of any Excluded Liability or any Lien, or (b) in connection with the administration, enforcement or adjudication of this Agreement and the other Purchase Documents, in order to effectuate the purpose and the terms and provisions of this Agreement and the other Purchase Documents, each in such form and substance as may be reasonably acceptable to the Parties; provided that in connection with the foregoing no Party shall be required to limit or relinquish any retained asset, right, power, privilege, remedy or interest or assume any greater duty, obligation or liability than is already required of it under this Agreement and the other Purchase Documents.



                                   ARTICLE VI

                              OTHER REMEDIES, ETC.
                              --------------------

          Section 6.01. Enforcement, Etc. Any Party, in its sole and absolute discretion, may proceed to exercise or enforce any right, power, privilege, remedy or interest that such Party may have under this Agreement, any other Purchase Document or Applicable Law: (a) at law, in equity, in rem or in any other forum available under Applicable Law; (b) without notice except as otherwise expressly provided herein; (c) without pursuing, exhausting or otherwise exercising or enforcing any other right, power, privilege, remedy or interest that such Party may have against or in respect of the other Party or any other Person or thing; and (d) without regard to any act or omission of such Party or any other Person. Any Party may institute one or more proceedings (which may be separate proceedings) with respect to this Agreement and each of the other Purchase Documents in such order and at such times as such Party may elect in its sole and absolute discretion. This Agreement and the other Purchase Documents may be enforced with respect to the other Party (Parties) without the presence or participation of any other Person (other than such other Party or Parties), whether through lack of jurisdiction, venue or service or otherwise, and no Party will raise, and each Party hereby forever expressly, unconditionally and irrevocably waives, any objection or defense respecting the need for any such presence or participation.

          Section 6.02. Consent to Jurisdiction, Waiver of Personal Service, Etc. The Parties each hereby consents and agrees that the Supreme Court of the State of New York for the County of Westchester and the United States District Court for the Southern District of New York (Westchester Division) each shall have exclusive personal jurisdiction and proper venue with respect to any dispute between the Parties under any Purchase Document. In any dispute, no Party will raise, and each Party hereby forever expressly, unconditionally and irrevocably waives, any objection or defense to any such jurisdiction as an inconvenient forum. Without in any way limiting the preceding consents to jurisdiction and venue, the Parties agree to submit to the jurisdiction of such New York courts in accordance with Section 5-1402 of the General Obligations Law of the State of New York or any corresponding or succeeding provisions thereof. The Purchaser hereby forever expressly, unconditionally and irrevocably waives personal service of any summons, complaint or other process, which may be delivered by any of the means permitted for notices under Section 7.01 hereof. In addition to (and without limitation of) any such delivery or any other delivery permitted under Applicable Law, the Purchaser agrees to execute an deliver to the Seller a Designation of Agent for Service appointing CT CORPORATION SYSTEM as the agent of the Purchaser for service in the State of New York, which the Purchaser hereby irrevocably authorizes the Seller to date with such date (if undated) and file with the appropriate Authority at such time as the Seller in its sole and absolute discretion may elect. Within thirty (30) days after service of process, the Purchaser agrees to appear or answer any summons or complaint of the Seller, and should the Purchaser fail to appear or answer within said thirty-day period, the Purchaser shall be deemed in default under that action and judgment may be requested by the Seller and entered in favor of the Seller against the Purchaser for the relief demanded in any complaint so served. Each Party acknowledges and agrees that a final judgment in any such action, suit or proceeding shall be conclusive and binding upon the Parties and may be enforced against the applicable Party or any of its assets or properties in any other appropriate jurisdiction selected by the prevailing Party (in its sole and absolute discretion) by an action, suit or proceeding in such other jurisdiction. To the extent that any Party may be entitled to immunity (whether by reason of sovereignty or otherwise) from suit in any jurisdiction, from the jurisdiction of any court or from any other legal process, such Party hereby forever expressly, unconditionally and irrevocably waives such immunity.

          Section 6.03. Waiver of Setoff, Special Damages, Etc. (a) The Purchaser hereby forever expressly, unconditionally and irrevocably waives, and agrees that it will not exercise, any and all rights of setoff, recoupment, abatement or reduction respecting any payment due (whether as scheduled or required, upon acceleration or as sought in any action, suit or proceeding by the Seller) under this Agreement, any other Purchase Document or any other agreement, facility or relationship with the Seller that may now or hereafter be accorded to the Purchaser under Applicable Law or otherwise. To the extent not required as a compulsory counterclaim in any related ongoing proceeding, the Purchaser (i) shall pursue separate exercise and enforcement of any right, power, privilege, remedy or interest retained (and not waived) by the Purchaser under this Agreement, the other Purchase Documents, any other agreement, facility or relationship with the Seller and Applicable Law, and (ii) shall not seek to exercise or enforce any such right, power, privilege, remedy or interest in any proceeding instituted by the Seller under or in respect of any Purchase Document, whether through joinder, consolidation, setoff, recoupment, abatement, reduction, counterclaim, defense or otherwise.

          (b) In any dispute with the Seller, each Party covenants and agrees that it will not seek, recover or retain any, and each Party hereby forever expressly, unconditionally and irrevocably waives any and all, special, exemplary, punitive, statutory and/or consequential damages (whether through action, suit, counterclaim or otherwise and whether in contract, tort, strict liability or otherwise) to the extent waiver is not limited under Applicable Law.

          Section 6.04. Relationship of the Purchaser and the Seller, Etc. (a) The Parties acknowledges and agrees that: (i) the Seller is acting solely in the capacity of a seller respecting this Agreement and the other Purchase Documents;
(ii) the sole relationship of the Seller with the Purchaser under the Purchase Documents is that of arm's-length seller and purchaser, respectively, and no term or provision of this Agreement or any other Purchase Document is intended to create, nor shall any such term or provision be deemed or construed to have created, any joint venture, partnership, trust, agency or other fiduciary or advisory relationship with the Purchaser, any of its subsidiaries, or any of their respective Affiliates; (iii) the Purchaser is experienced in the ownership, operation and financing of its current and contemplated business, assets and properties; (iv) the Purchaser has independently and fully reviewed and evaluated the Purchase Documents, the transactions contemplated thereunder and the potential effects of such transactions on the assets, business, operations, properties and condition (financial or otherwise) of each of the Purchaser, SPG and the subsidiaries and Affiliates of the Purchaser (if any), which review and evaluation was made together with counsel and (to the extent deemed prudent by the Purchaser) financial and other advisors to the Purchaser; and (v) neither the Purchaser nor any of its Affiliates is relying upon (A) the expertise, business acumen or advice of the Seller in connection with any aspect of the ownership, operation or financing of its business, assets or properties or its condition (financial or otherwise), or (B) any oral or written advice, analysis or assurance of any kind whatsoever from the Seller.

          (b) The Purchaser acknowledges and agrees that the Seller, its Affiliates and its Representatives may be providing debt financing, equity capital or other services (including SPAR Business services) to other companies or Persons in respect of which the Purchaser may have conflicting interests regarding the transactions described herein and otherwise. The Purchaser also acknowledges and agrees that neither the Seller nor any of its Affiliates or Representatives has any obligation to use in connection with the transactions contemplated by any Purchase Document, or to advise the Purchaser of, or furnish to the Purchaser, any confidential or other information obtained by the Seller or any of their Affiliates or Representatives from or with respect to other transactions, companies or Persons.

          Section 6.05. Reliance. (a) The Seller shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or other communication (which to the extent permitted hereunder may be by telecopy or telephone) reasonably believed by the Seller to be genuine and to have been signed, sent or made by the proper Person or Persons, and upon opinions and advice of legal counsel (including counsel for the Purchaser), independent public accountants and other experts selected by the Seller. The Seller shall be entitled to rely, and in entering into this Agreement and the other Purchase Documents in fact has relied, upon the representations, warranties and other information respecting the Purchaser contained in this Agreement and the other Purchase Documents notwithstanding any investigation, analysis or evaluation that may have been made or from time to time may be made by the Seller or its designees of all or any part of the assets, business, operations, properties or condition (financial or otherwise) of the Purchaser or any other Person.

          (b) The Purchaser shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or other communication (which to the extent permitted hereunder may be by telecopy or telephone) reasonably believed by the Purchaser to be genuine and to have been signed, sent or made by the proper Person or Persons, and upon opinions and advice of legal counsel (including counsel for the Seller), independent public accountants and other experts selected by the Purchaser. The Purchaser shall be entitled to rely, and in entering into this Agreement and the other Purchase Documents in fact has relied, upon the representations, warranties and other information respecting the Seller contained in this Agreement and the other Purchase Documents notwithstanding any investigation, analysis or evaluation that may have been made or from time to time may be made by the Purchaser or its designees of all or any part of the assets, business, operations, properties or condition (financial or otherwise) of the Seller or any other Person.

          Section 6.06. Exculpation. (a) Except to the extent otherwise expressly provided in this Agreement or any other Purchase Document, no Seller's Indemnified Person shall incur any liability or Loss for acts and omissions resulting from, arising out of or related directly or indirectly to this Agreement, any other Purchase Document, SPG's assets or liabilities or the SPG
Business;   and  the   Purchaser   and  SPG  each
hereby forever expressly, unconditionally and irrevocably waives any and all claims, actions and Losses against each and every Seller's Indemnified Person resulting from, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances; in each case except to the extent occasioned by such Seller's Indemnified Person's own acts or omissions breaching a duty owed to the Purchaser and amounting to gross negligence or willful misconduct as finally determined pursuant to Applicable Law by a governmental authority having jurisdiction; provided, however, that nothing in this subsection is intended, or shall be deemed or construed, to release any Party from its express representations, warranties, covenants, obligations and agreements under this Agreement and the other Purchase Agreement.

          (b) Except to the extent otherwise expressly provided in this Agreement or any other Purchase Document, no Purchaser's Indemnified Person shall incur any liability or Loss for acts and omissions resulting from, arising out of or related directly or indirectly to this Agreement (but not any other Purchase Document or any Revolving Credit Document or Term Loan Document), and the Seller and SGRP each hereby forever expressly, unconditionally and irrevocably waives any and all claims, actions and Losses against each and every Purchaser's Indemnified Person resulting from, arising out of or related to any and all of the foregoing acts, omissions and circumstances; in each case except to the extent occasioned by such Purchaser's Indemnified Person's own acts or omissions breaching a duty owed to the Seller and amounting to breach of duty or contract, negligence or willful misconduct as finally determined pursuant to Applicable Law by a governmental authority having jurisdiction; provided, however, that nothing in this subsection is intended, or shall be deemed or construed, to release any Party from its express representations, warranties, covenants, obligations and agreements under this Agreement and the other Purchase Agreement.

          Section 6.07. Sole Discretion of the Seller. Wherever pursuant to this Agreement (a) the Seller exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to the Seller, or
(c) any other decision or determination is to be made by the Seller, the decision of the Seller to approve, disapprove or make such determination shall be in the sole and absolute discretion of the Seller, except as may be otherwise expressly and specifically provided in this Agreement.


                                  ARTICLE VII

                                  MISCELLANEOUS
                                  -------------

          Section 7.01. Notices, Etc. Except as otherwise expressly provided, any notice, request, demand or other communication permitted or required to be given under this Agreement or any other Purchase Document shall be in writing, shall be signed by the party giving it, shall be sent by one of the following means to the addressee at the address set forth in [Exhibit C] hereto (or at such other address as shall be designated hereunder by notice to the other parties and Persons receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (i) on the first Business Day following the day timely deposited for next Business Day delivery with Federal Express (or other equivalent national overnight courier) or United States Express Mail for overnight delivery, in either case designated for next Business Day delivery and with the cost of such delivery prepaid or for the account of the sender; (ii) on the fifth Business Day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (iii) when otherwise actually received by the addressee on a Business Day (or on the next Business Day if received after the close of normal business hours or on any non-Business Day). If a certificate, signed notice or other signed item is expressly required by another provision of this Agreement or any other Purchase Document, a manually signed original must be delivered by the party giving it; any other notice, request, demand or other communication instead may be sent by telecopy, with the cost of transmission prepaid or for the account of the sender, and shall (except as otherwise specified in this Agreement or any other Purchase Document) be deemed conclusively to have been given on the first Business Day following the day duly sent. Refusal to accept delivery of any item shall be deemed to be receipt of such item by the refusing party. Copies of notices to Persons specified in Exhibit C hereto (if any) may be sent by regular first-class mail, postage prepaid, to such Persons, but any failure or delay in sending copies shall not affect the validity of any such notice, request, demand or other communication so given to a party.

          Section 7.02. Expenses of the Seller. The Purchaser shall pay or reimburse on demand any and all costs and expenses incurred by the Seller, whether directly or indirectly, in connection with (a) the preparation, execution and delivery of the Seller's term sheet, (b) the preparation, execution and closing of this Agreement and the other Purchase Documents, and all waivers, releases, discharges, satisfactions, modifications and amendments thereof and approvals and consents with respect thereto, (c) all mortgage recording, documentary, transfer, intangible, note or other similar Taxes and revenue stamps, and all filings and recordings, and (d) the administration, maintenance, enforcement and adjudication of this Agreement, the other Purchase Documents and the Seller's rights, powers, privileges, remedies and other interests thereunder and under Applicable Law, in each case including (without limitation) the disbursements, expenses and fees of counsel to the Seller (including, without limitation, the allocated costs of in-house counsel), currently Jenkens & Gilchrist Parker Chapin LLP, and the disbursements, expenses and fees of any local or special counsel retained by the Seller or its counsel.

          Section 7.03. Interpretation. The Parties acknowledge and agree that: each Party and its counsel have reviewed and negotiated the terms and provisions of this Agreement (excluding schedules) and have contributed to its revision; the normal rule of construction, to the effect that any ambiguities are resolved against the drafting Party, shall not be employed in the interpretation of it; and its terms and provisions shall be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

          Section 7.04.  Governing  Law. This  Agreement and the other  Purchase
Documents:  (a) have been executed and  delivered in the State of New York;  and
(b) shall be governed by and construed in accordance with the Applicable Law pertaining in the State of New York (other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction). Without in any way limiting the preceding choice of law, the Parties elect to be governed by New York law in accordance with, and are relying (at least in part) on,
Section 5-1401 of the General Obligations Law of the State of New York.

          Section 7.05. Severability. In the event that any term or provision of this Agreement or any other Purchase Document shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to Applicable Law by an Authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (a) by or before that Authority of the remaining terms and provisions of this Agreement and the other Purchase Documents, which shall be enforced as if the unenforceable term or provision were deleted, or (b) by or before any other Authority of any of the terms and provisions of this Agreement and the other Purchase Documents.

          Section 7.06. Survival of Representations, Etc. Each of the payment obligations, collateral grants, representations and warranties (as of the date(s) made or deemed made), covenants, waivers and other agreements of the Purchaser contained in this Agreement and the other Purchase Documents: (a) shall be absolute, irrevocable and unconditional, irrespective of (among other things) the validity, legality, binding effect or enforceability of any of the other terms and provisions of this Agreement or any other Purchase Document or any other act, event or circumstance described in this Section; (b) shall survive the execution and delivery of this Agreement and the other Purchase Documents, provided, however, that the representations and `warranties set forth in (i) Articles III hereof and Article IV hereof shall remain in full force and effect only through the fifth anniversary of the Closing Date, and provided further that the expiration of such periods shall not affect any pending claim duly made prior thereto; (c) shall remain and continue in full force and effect without regard (i) to whether the applicable obligations are now or hereafter existing, acquired or created, (ii) to any extension or change in the time, manner, place and other terms and provisions of payment or performance of any one or more of the applicable obligations, (iii) to any waiver, modification, extension, renewal, consolidation, spreading, amendment or restatement of any other term or provision of any Purchase Document (except as and to the extent expressly modified by the terms and provisions of any such waiver, modification, extension, renewal, consolidation, spreading, amendment or restatement), (iv) to any acceptance by the Seller of (A) any partial or late payment, which shall not constitute a satisfaction or waiver of the full amount then due or the resulting default, or (B) any payment during the continuance of a default, which shall not constitute a waiver or cure thereof; and the Seller may accept or reject any such payment without affecting any of its rights, powers, privileges, remedies and other interests under this Agreement, the other Purchase Documents and Applicable Law; (v) to any full, partial or non-exercise of any of the rights, powers, privileges, remedies and interests of the Seller under any Purchase Document or Applicable Law, against the Purchaser, or any other Person or with respect to any of the obligations, any other obligations or any collateral or security interest therein, which exercise or enforcement may be delayed, discontinued or otherwise not pursued or exhausted for any or no reason whatsoever, or which may be waived, omitted or otherwise not exercised or enforced (whether intentionally or otherwise), (vi) to any surrender, repossession, sequestration, foreclosure, conveyance or assignment (by deed in lieu or otherwise), sale, lease or other realization, dealing, liquidation or disposition respecting any collateral or setoff respecting any account or other asset in accordance with the Purchase Documents or Applicable Law (except as and to the extent the applicable obligations have been permanently reduced by the application of the net proceeds thereof), (vii) to the perfected or non-perfected status or priority of any mortgage or other security interest in any such collateral, which may be held without recordation, filing or other perfection (whether intentionally or otherwise), (viii) to any release, settlement, adjustment, subordination or impairment of all or any part of the applicable obligations, any other obligations or any collateral or any security interest therein, whether intentionally or otherwise (except as and to the extent expressly modified by the terms and provisions of any such release, settlement or adjustment), (ix) to any extension, stay, moratorium or statute of limitations or similar time constraint under any Applicable Law, (x) to any investigation, analysis or evaluation by the Seller or its designees of the assets, business, operations, properties or condition (financial or otherwise) of the Purchaser, or any other Person, (xi) to any application to any obligations of the Purchaser of (A) any payments from such Person not specifically designated for application or (B) any proceeds of collateral from such Person, (xii) to any sale, conveyance, assignment, participation or other transfer by the Seller (in whole or in part) to any other Person of any one or more of this Agreement and the other Purchase Documents or any one or more of the rights, powers, privileges, remedies or interests of the Seller herein or therein, (xiii) to any act or omission on the part of the Seller or any other Person or (xiv) to any other act, event, or circumstance that otherwise might constitute a legal or equitable counterclaim, defense or discharge of a borrower, co-obligor, indemnitor, guarantor, pledgor or surety; in each case in such manner and order, upon such terms and provisions and subject to such conditions as the Seller may deem necessary or desirable in its sole and absolute discretion, and without notice to or further assent from the Purchaser (except for such notices as may be expressly required to be given to such party under the applicable Purchase Document); (d) shall not be subject to any defense, counterclaim, setoff, right of recoupment, abatement, reduction or other claim or determination that the Purchaser may have against the Seller or any other Person; (e) shall not be diminished or qualified by the death, disability, dissolution, reorganization, insolvency, bankruptcy, custodianship or receivership of the Purchaser or any other Person, or the inability of any of them to pay its debts or perform or otherwise satisfy its obligations as they become due for any reason whatsoever; and (f) shall remain and continue in full force and effect without regard to any of the foregoing acts, events or circumstances (A) until all of the applicable obligations have been fully paid and satisfied and (B) thereafter with respect to acts, events or circumstances occurring prior to such payment and satisfaction.

          Section 7.07. Counterparts. This Agreement or any other Purchase Document may be executed in two or more counterpart copies of the entire document or of signature pages to the document, each of which may be executed by one or more of the parties hereto or thereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto or thereto (as the case may be).

          Section 7.08. Successors and Assigns; Assignment. Whenever in this Agreement or any other Purchase Document reference is made to any Party, such reference shall be deemed to include the successors, assigns, heirs and legal Representatives of such party, and, without limiting the generality of the foregoing, all representations, warranties, covenants and other agreements made by or on behalf of the Purchaser in this Agreement and the other Purchase Documents shall inure to the benefit of the successors and assigns of the Seller; provided, however, that nothing herein shall be deemed to authorize or permit the Purchaser or SPG to assign any of its rights or obligations under this Agreement or any other Purchase Document to any other Person (whether or not an Affiliate of the Purchaser), and the Purchaser covenants and agrees that it shall not make any such assignment. The Seller from time to time: (a) may assign or sell aall or any portion(s) of the rights, powers, privileges, remedies and interests of and/or the obligations owed to the Seller under this Agreement or any other Purchase Document to any Person; (b) may furnish and disclose financial statements, documents and other information pertaining to the Purchaser to any potential assignee or participant permitted hereunder; and (c) may take any and all other actions that the Seller may determine (in its sole and absolute discretion) to be necessary or appropriate in connection with any such assignment or participation; in each case without notice to or consent of the Purchaser or any other Person. Without in any way limiting the foregoing, each Party acknowledges and agrees that (A) the Seller and SGRP may assign any and all of the rights, powers, privileges, remedies and interests of and/or the obligations owed to the Seller and/or SGRP under this Agreement or any other Purchase Document to the Senior Lender pursuant to the Senior Loan Documents,
(B) the Senior Lender shall be entitled to exercise or enforce any of the rights, powers, privileges, remedies and interests of and/or the obligations owed to the Seller and/or SGRP under this Agreement or any other Purchase Document in accordance with the Purchase Documents, the Senior Loan Documents and/or Applicable Law, and (C) the Senior Lender shall not be responsible or liable for any of the acts, omissions, duties, liabilities or obligations of the Seller or SGRP.

          Section 7.09. No Third Party Rights. The representations, warranties and other terms and provisions of this Agreement and the other Purchase Documents are for the exclusive benefit of the Parties hereto, and, except as otherwise expressly provided herein or therein, no other Person, including creditors of any Party hereto, shall have any right or claim against any party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any party.

          Section 7.10. No Waiver by Action, Etc. Any waiver or consent respecting any representation, warranty, covenant or other term or provision of this Agreement or any other Purchase Document shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of a Party at any time or times to require performance of, or to exercise its rights with respect to, any representation, warranty, covenant or other term or provision of this Agreement or other Purchase Document in no manner (except as otherwise expressly provided herein) shall affect its right at a later time to enforce any such provision. No notice to or demand on any Party in any case shall entitle such Party to any other or further notice or demand in the same, similar or other circumstances. The acceptance by any Party of (a) any partial or late payment shall not constitute a satisfaction or waiver of the full amount then due or the resulting Event of Default or (b) any payment during the continuance of an Event of Default shall not constitute a waiver or cure thereof; and any Party may accept or reject any such payment without affecting any of its rights, powers, privileges, remedies and other interests under this Agreement, the other Purchase Documents and Applicable Law. All representations, warranties, covenants and agreements of the Purchaser and all rights, powers, privileges, remedies and other interests of each Party hereunder are cumulative and not alternatives, and they are in addition to and shall not limit (except as otherwise expressly provided herein) any other right, power, privilege, remedy or other interest of such Party under this Agreement, any other Purchase Document or Applicable Law.

                                  [END OF PAGE]

          Section 7.11. Waiver of Jury Trial. In any action, suit or proceeding in any jurisdiction arising out of or related directly or indirectly to this Agreement or any other Purchase Document, whether brought by the Seller against the Purchaser, or the Purchaser against the Seller, the Purchaser and the Seller each hereby forever expressly, unconditionally and irrevocably waives trial by jury.

          Section 7.12. Modification, Amendment, Etc. Except as otherwise expressly provided in a particular Purchase Document with respect thereto, each and every supplement or amendment to or modification or restatement of this Agreement or any other Purchase Document shall be in writing and signed by all of the Parties hereto or the respective parties thereto, as the case may be, and each and every waiver of, or consent to any departure from, any representation, warranty, covenant or other term or provision of this Agreement or any other Purchase Document shall be in writing and signed by each affected party hereto or thereto, respectively.

          Section 7.13. Entire Agreement. This Agreement and the other Purchase Documents contain the entire agreement of the Parties and supersede all other representations, warranties, agreements and understandings (including, without limitation, all previous discussion letters and term sheets from the Seller), oral or otherwise, among the Parties with respect to the matters contained herein and therein.

          IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.


                                             PERFORMANCE HOLDINGS, INC.


                                             By: /s/ Thomas F. Hunter
                                                 -------------------------------
                                                 Name:   Thomas F. Hunter
                                                 Title:  CEO



                                             SPAR INCENTIVE MARKETING, INC.


                                             By: /s/ Robert G. Brown
                                                 -------------------------------
                                                 Name:   Robert G. Brown
                                                 Title:  CEO

SPAR PERFORMANCE GROUP, INC., HEREBY JOINS IN
THOSE PROVISIONS THAT EXPRESSLY INCLUDES IT BY NAME
(I.E., SPG) OR AS A "PARTY".

SPAR PERFORMANCE GROUP, INC.

By: /s/ Thomas F. Hunter
    -------------------------------
    Name:   Thomas F. Hunter
    Title:  CEO


SPAR GROUP, INC., HEREBY GUARANTIES THE PERFORMANCE BY
SPAR INCENTIVE MARKETING, INC., OF ITS OBLIGATIONS UNDER THE
FOREGOING AGREEMENT AND HEREBY JOINS IN THOSE PROVISIONS THAT
EXPRESSLY INCLUDES IT BY NAME (I.E., SGRP) OR AS A "PARTY".

SPAR GROUP, INC.


By: /s/ Robert G. Brown
    -------------------------------
    Name:   Robert G. Brown
    Title:  CEO

STATE OF NEW YORK       )
                        :  SS.:
COUNTY OF NEW YORK      )


On this 30th day of June in the year 2002 before me, the undersigned, a Notary Public in and for said State, personally appeared Thomas F. Hunter, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity as CEO, and that by his/her signature on the instrument, the Person upon behalf of which the individual acted (i.e., SPAR INCENTIVE MARKETING, INC.) executed the instrument.






                     (Signature and office of individual taking acknowledgment.)





STATE OF NEW YORK       )
                        :  SS.:
COUNTY OF NEW YORK      )

          On this 30th day of June in the year 2002 before me, the undersigned, a Notary Public in and for said State, personally appeared Robert G. Brown, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity as CEO, and that by his/her signature on the instrument, the Person upon behalf of which the individual acted (i.e., PERFORMANCE HOLDINGS, INC.) executed the instrument.



          On this 30th day of June in the year 2002 before me, the undersigned, a Notary Public in and for said State, personally appeared Thomas F. Hunter, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity as CEO, and that by his/her signature on the instrument, the Person upon behalf of which the individual acted (i.e., SPAR INCENTIVE MARKETING, INC.) executed the instrument.






                     (Signature and office of individual taking acknowledgment.)